EXHBIT 99.1

NEVADA GOLD & CASINOS ANNOUNCES
FOURTH QUARTER AND FISCAL 2005 RESULTS

Houston, TX - June 14, 2005 - Nevada Gold & Casinos, Inc. (AMEX:UWN) today announced financial results for the fourth quarter and fiscal year ended March 31, 2005.

For the fourth quarter of fiscal 2005, revenues increased to $2.3 million compared to $1.5 million in the fourth quarter of fiscal 2004. The revenue increase was primarily due to a $939,000 or 88% increase in credit enhancement fees from the River Rock project, which was somewhat offset by a decrease in interest income related to a lower weighted average balance in outstanding notes receivable from the River Rock project.

The Company’s equity in earnings from Isle of Capri-Black Hawk (IC-BH), the Company’s joint venture with Isle of Capri Casinos, was $2.1 million for the three months ended March 31, 2005, prior to a $4.0 million impairment charge related to the sale of the Colorado Grande Casino recorded by IC-BH which reduced the Company’s equity in earnings by $1.7 million, compared to $2.2 million for the same period a year ago. IC-BH’s fourth quarter adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), was $10.9 million compared to $10.5 million in the prior year period. A reconciliation of EBITDA to operating income is provided in the attached financial statements.

Net income for the fourth quarter of fiscal 2005 was $500,000 compared to $1.9 million in the fourth quarter of fiscal 2004. Net income per diluted common share excluding the impairment charge by IC-BH was $0.12, compared to $0.12 in the prior year period. Including the impairment charge of $1.7 million ($1.1 million after tax), our diluted earnings per share was $0.04. Diluted weighted average common shares outstanding in the fourth quarter were 14.3 million compared to 15.2 million in the prior year period. The decrease in the diluted shares was due to the Company’s purchase and retirement of 1.1 million shares of the company’s common stock.

H. Thomas Winn, Chairman, President and CEO of Nevada Gold & Casinos, Inc. commented, “We are pleased with our overall performance this fiscal year as we continued to make progress against our key growth initiatives of investing in existing projects to improve performance, signing new management and development contracts, and acquiring commercial gaming assets. We expect that growth investments made in fiscal 2005 will begin to generate financial benefits for shareholders in fiscal 2006 and beyond.”

Fiscal 2005 Results

For fiscal 2005, revenues decreased to $7.4 million from $8.5 million in fiscal 2004. The revenue decrease was primarily due to a $3.1 million decrease in interest income related to a lower weighted average balance in outstanding notes receivable from the River Rock project, which was offset somewhat by an increase in credit enhancement fees from River Rock.

The Company’s equity in earnings from IC-BH decreased to $5.9 million for fiscal 2005 compared to $10.2 million in the prior year period. IC-BH’s EBITDA for fiscal 2005 was $39.7 million compared to $48.4 million for the prior year period. The decrease in earnings and EBITDA is attributable to the construction disruption related to the expansion project at IC-BH’s two properties in Black Hawk, and the $4.0 million impairment charge related to the sale of the Colorado Grande Casino property.

Net income for fiscal 2005 was $4.2 million compared to $7.5 million in the prior year period. Net income per diluted common share was $0.29, compared to $0.51 in the prior year period. Diluted weighted average common shares outstanding in fiscal 2005 were 14.7 million compared to 15.4 million in the prior year period.

Earnings Conference Call and Webcast

The Company will discuss fiscal 2005 financial results and provide fiscal 2006 financial guidance via the earnings conference call to be held at 4:30 ET today via the internet at www.nevadagold.com, Investor Relations, Events. If you are unable to participate during the live webcast, the conference call replay will be available by dialing 1-888-203-1112 or 1-719-457-0820 for international callers. Replay Pin Number 4406228. In addition, the call will be archived on the Company’s website, http://www.nevadagold.com, through June 21, 2005.

Forward-Looking Statements

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as "anticipate," "believe," "expect," "future," "intend," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional Indian gaming and other projects. These statements are only predictions and are subject to certain risks, uncertainties and assumptions, which are identified and described in the Company's public filings with the Securities and Exchange Commission.

About Nevada Gold & Casinos

Nevada Gold and Casinos, Inc. (AMEX:UWN) of Houston, Texas is a developer, owner and operator of gaming facilities and lodging and entertainment facilities in Colorado, California, Oklahoma and New Mexico. The Company owns a 43% interest in the Isle of Capri-Black Hawk LLC, which owns Isle of Capri-Black Hawk and Colorado Central Station, both of which are in Black Hawk, Colorado. Colorado Grande Casino in Cripple Creek, Colorado is wholly owned and operated by Nevada Gold. The Company also works with Native American tribes in a variety of capacities from the right to lease gaming equipment to development and management of their gaming properties. Native American projects consist of River Rock Casino in Sonoma County, California, Route 66 Casino west of Albuquerque, New Mexico, a casino to be built in Tulsa, Oklahoma for the Muscogee (Creek) Nation, a casino to be built in Pauma Valley, California for the La Jolla Band of Luiseño Indians and a casino to be developed by Buena Vista Development Company, LLC the city of Ione, California for Buena Vista Rancheria of Me-Wuk Indians. For more information, visit http://www.nevadagold.com./

CONTACT:   Nevada Gold & Casinos, Inc., Houston
H. Thomas Winn or Christopher Domijan, 713-621-2245
or
Integrated Corporate Relations
Don Duffy 203-682-8200

Nevada Gold & Casinos, Inc.
Consolidated Balance Sheets

	Year Ended March 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$3,846,195	$3,528,631
Accounts receivable	794,435	216,322
Notes receivable - affiliates, current portion	1,200,000	1,200,000
Income tax receivable	113,288	2,522,000
Other	227,303	79,272
Total current assets	6,181,221	7,546,225
Investments in unconsolidated affiliates	21,647,329	17,932,901
Investments in development projects	6,801,637	5,916,111
Notes receivable from Dry Creek Rancheria	--	10,000,000
Notes receivable - affiliates, net of current portion	2,777,136	3,839,586
Notes receivable - development projects	6,562,323	295,174
Furniture, fixtures and equipment, net of accumulated depreciation of $73,048 in 2005 and $124,609 in 2004	110,549	80,753
Deferred tax asset	618,282	--
Other	632,037	340,307
Total assets	$45,330,514	$45,951,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,029,877	$1,205,241
Accrued interest payable	20,453	--
Long-term debt, current portion	3,317,499	--
Deferred tax liability	--	2,517,678
Total current liabilities	4,367,829	3,722,919
Long-term debt, net of current portion and discount	9,632,773	11,029,266
Deferred income	178,835	145,833
Total liabilities	14,179,437	14,898,018

Commitments and Contingencies	--	--

Minority interest	299,884	253,719
Stockholders' equity:
Common stock, $0.12 par value per share; 20,000,000 shares authorized; 12,755,203 and 12,279,352 shares issued and outstanding at March 31, 2005 and 2004, respectively	1,530,624	1,473,522
Additional paid-in capital	14,817,101	19,256,200
Retained earnings	14,419,719	10,261,455
Accumulated other comprehensive income (loss)	83,749	(191,857)
Total stockholders' equity	30,851,193	30,799,320
Total liabilities and stockholders' equity	$45,330,514	$45,951,057

Nevada Gold & Casinos, Inc.
Consolidated Statement of Operations

	Three Months Ended March 31,
	2005	2004	2003
Revenues:
Credit enhancement fees	$5,660,909	$3,643,037	$--
Interest income	1,683,063	4,803,981	2,892,638
Royalty income	67,610	62,439	50,000
Gain on land sale	--	--	589,916
Miscellaneous income	--	34,975	52,326
Total	7,411,582	8,544,432	3,584,880
Expenses:
General and administrative	1,258,122	822,444	503,845
Interest expense	1,722,979	3,095,077	2,436,117
Salaries and wages	2,105,425	1,078,008	920,175
Legal and professional fees	1,646,962	1,480,227	682,391
Amortization of deferred loan issuance costs	327,544	1,031,786	554,375
Write-off of capitalized development costs	180,850	245,356	238,437
Other	139,595	135,377	110,997
Total	7,381,477	7,888,275	5,446,337
Operating income (loss)	30,105	656,157	(1,861,457)
Minority interest expense	(837,849)	(561,697)	(53,323)
Earnings from unconsolidated affiliates	7,648,802	11,243,466	9,538,081
Income before income tax expense	6,841,058	11,337,926	7,623,301
Income tax expense	(2,682,794)	(3,813,870)	(2,298,373)
Net income	$4,158,264	$7,524,056	$5,324,928

Per share Information:
Net income per common share - basic net income	$0.33	$0.65	$0.49
Net income per common share - diluted net income	$0.29	$0.51	$0.37
Basic weighted average number of shares outstanding	12,788,269	11,534,889	10,969,287
Diluted weighted average number of shares outstanding	14,672,777	15,425,427	15,555,956

Nevada Gold & Casinos, Inc.
Consolidated Statement of Operations

	Three Months Ended March 31
	2005	2004
Revenues:
Credit enhancement fees	$2,005,254	$1,066,111
Interest income	312,602	455,022
Royalty income	16,902	16,902
Total	2,334,758	1,538,035
Expenses:
General and administrative	496,209	155,416
Interest expense	392,224	285,396
Salaries and wages	549,379	184,590
Legal and professional fees	398,128	398,190
Amortization of deferred loan issuance costs	34,629	71,702
Write-off of capitalized development costs	--	221,953
Other	(3,284)	15,702
Total	1,867,285	1,332,949
Operating income (loss)	467,473	205,086
Minority interest expense	(291,577)	(165,617)
Earnings from unconsolidated affiliates	884,797	2,658,633
Income before income tax expense	1,060,693	2,698,102
Income tax expense	(561,002)	(840,117)
Net income	$499,691	$1,857,985

Per share Information:
Net income per common share - basic net income	$0.04	$0.15
Net income per common share - diluted net income	$0.04	$0.12
Basic weighted average number of shares outstanding	12,754,303	12,058,359
Diluted weighted average number of shares outstanding	14,278,176	15,179,594

Isle of Capri Black Hawk L.L.C.
Comparative Financial Highlights on Continuing Operations by Casino Property
(In thousands)

	Three Months Ended
	April 24, 2005			April 25, 2004
	Net Revenues (1)	Adjusted EBITDA (2)	Adjusted EBITDA Margin % (2)	Net Revenues (3)	Adjusted EBITDA (2)	Adjusted EBITDA Margin % (2)
Isle-Black Hawk (3)	28,369	9,669	34.1%	25,655	9,467	36.9%
Colorado Central Station (3)	9,971	1,252	12.6%	8,657	1,057	12.2%
Total	38,340	10,921	28.5%	34,312	10,524	30.7%

	Fiscal Year Ended
	April 24, 2005			April 25, 2004
	Net Revenues (1)	Adjusted EBITDA (2)	Adjusted EBITDA Margin % (2)	Net Revenues (1)	Adjusted EBITDA (2)	Adjusted EBITDA Margin % (2)
Isle-Black Hawk (3)	104,974	37,233	35.5%	106,356	39,886	37.5%
Colorado Central Station (3)	33,614	2,464	7.3%	42,560	8,493	20.0%
Total	138,588	39,697	28.6%	148,916	48,379	32.5%

Isle of Capri Black Hawk L.L.C.
Reconciliation of Adjusted EBITDA to Operating Income
from Continuing Operations by Casino Property
(In thousands)
Three Months Ended April 24, 2005

	Adjusted EBITDA (2)	Depreciation & Amortization	Operating Income	Operating Income Margin % (4)
Isle-Black Hawk (3)	9,669	(1,895)	7,774	27.4%
Colorado Central Station (3)	1,252	(901)	351	3.5%
Total	10,921	(2,796)	8,125	21.2%

Three Months Ended April 25, 2004

	Adjusted EBITDA (2)	Depreciation & Amortization	Operating Income	Operating Income Margin % (4)
Isle-Black Hawk (3)	9,467	(1,684)	7,783	30.3%
Colorado Central Station (3)	1,057	(542)	515	5.9%
Total	10,524	(2,226)	8,298	24.2%

Isle of Capri Black Hawk L.L.C.
Reconciliation of Adjusted EBITDA to Operating Income (Loss)
from Continuing Operations by Casino Property
(In thousands)
Fiscal Year Ended April 24, 2005

	Adjusted EBITDA (2)	Depreciation & Amortization	Operating Income(Loss)	Operating Income (Loss)Margin % (4)
Isle-Black Hawk (3)	37,233	(7,171)	30,062	28.6%
Colorado Central Station (3)	2,464	(2,765)	(301)	(0.9%)
Total	39,697	(9,936)	29,761	21.5%

Fiscal Year Ended April 25, 2004

	Adjusted EBITDA (2)	Depreciation & Amortization	Operating Income	Operating Income Margin % (4)
Isle-Black Hawk (3)	39,886	(6,777)	33,109	31.1%
Colorado Central Station (3)	8,493	(1,648)	6,845	16.1%
Total	48,379	(8,425)	39,954	26.8%

Isle of Capri Black Hawk L.L.C.
Reconciliation of Operating Income to Net Income (Loss) by Casino Property
(In thousands)
Three Months Ended April 24, 2005

	Operating Income	Interest Expense	Interest Income	Management Fee	Income tax benefit	Loss from Discontinuing Operation, net of Income Tax	Net Income(Loss)
Isle-Black Hawk (3)	7,774	(1,066)	10	(1,291)	-	-	5,427
Colorado Central Station (3)	351	(1,368)	1	(369)	545	-	(840)
Colorado Grande (3)	-	(57)	-	(62)	77	(3,685)	(3,727)
Total	8,125	(2,491)	11	(1,722)	622	(3,685)	860

Three Months Ended April 25, 2004

	Operating Income	Interest Expense	Interest Income	Management Fee	Income tax (provision) benefit	Gain from Discontinuing Operation, net of Income Tax	Net Income (Loss)
Isle-Black Hawk (3)	7,783	(667)	30	(1,245)	-	-	5,901
Colorado Central Station (3)	515	(1,368)	-	(339)	443	-	(749)
Colorado Grande (3)	-	(185)	-	(99)	(42)	352	26
Total	8,298	(2,220)	30	(1,683)	401	352	5,178

Isle of Capri Black Hawk L.L.C.
Reconciliation of Operating Income (Loss) to Net Income (Loss) by Casino Property
(In thousands)
Fiscal Year Ended April 24, 2005

	Operating Income (Loss)	Interest Expense	Interest Income	Management Fee	Income tax benefit	Loss from Discontinuing Operation, net of Income Tax	Net Income (Loss)
Isle-Black Hawk (3)	30,062	(3,374)	63	(4,974)	-	-	21,780
Colorado Central Station (3)	(301)	(5,474)	8	(1,103)	2,642	-	(4,228)
Colorado Grande (3)	-	(613)	-	(297)	-	(2,946)	(3,856)
Total	29,761	(9,461)	71	(6,374)	2,642	(2,946)	13,693

Fiscal Year Ended April 25, 2004

	Operating Income	Interest Expense	Interest Income	Management Fee	Income tax benefit	Gain from Discontinuing Operation, net of Income Tax	Net Income (loss)
Isle-Black Hawk (3)	33,109	(4,575)	123	(4,889)	-	-	23,768
Colorado Central Station (3)	6,845	(5,460)	2	(1,902)	111	-	(404)
Colorado Grande (3)	-	(737)	-	(382)	-	1,418	299
Total	39,954	(10,772)	125	(7,173)	111	1,418	23,663

(1)	Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions.

(2)
EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Adjusted EBITDA for each property was calculated by adding preopening expense, management fees and non-cash items to EBITDA. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. Management uses property level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the properties’ performance. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to any other measure determined in accordance with accounting principles generally accepted in the United States. The properties have significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayment, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin percentage is calculated by dividing Adjusted EBITDA by net revenue. Reconciliations of operating income to Adjusted EBITDA are included in the financial schedules accompanying this release.

(3)	The Isle of Capri Black Hawk L.L.C. acquired these properties on April 22, 2003.

(4)	Operating income margin was calculated by dividing operating income by net revenue.

(5)	Colorado Grande is considered a discontinued operation of IC-BH due to our purchase on April 25, 2005.